CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ORBCOMM Inc. for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof, Jerome B. Eisenberg, as Chairman of the Board and Chief Executive Officer and Robert G. Costantini, as Executive Vice President and Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of ORBCOMM Inc.

/s/  Jerome B. Eisenberg
Jerome Eisenberg
Chairman of the Board and Chief Executive Officer
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 17, 2008

/s/  Robert G. Costantini
Robert G. Costantini
Executive Vice President and Chief Financial Officer
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 17, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to ORBCOMM Inc. and will be retained by ORBCOMM Inc. and furnished to the Securities and Exchange Commission or its staff upon request.